UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Calgon Carbon Corporation

(Name of Registrant as Specified In Its Charter)

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CALGON CARBON CORPORATION	P.O. BOX 717	PITTSBURGH, PA 15230-0717	TELEX 671 1837 CCC PGH
PANAFAX: 412-787-6713

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Daylight Saving Time, on Wednesday, April 19, 2006 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to: (i) elect three Directors for the Class of 2009; (ii) elect one Director for the Class of 2008; and (iii) ratify the appointment of independent auditors for 2006.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

Very truly yours,

/s/ John S. Stanik

John S. Stanik

President and

Chief Executive Officer

March 30, 2006

CALGON CARBON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania, on Wednesday, April 19, 2006 at 1:00 p.m., Eastern Daylight Saving Time, for the following purposes:

(1)	To elect three Directors for the Class of 2009 (Proposal 1);

(2)	To elect one Director for the Class of 2008 (Proposal 2);

(3)	To ratify the appointment of independent auditors of the Company for 2006 (Proposal 3); and

(4)	To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company’s Common Stock as of the close of business on February 24, 2006 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

Gail A. Gerono

Vice President

March 30, 2006

CALGON CARBON CORPORATION

PROXY STATEMENT

CALGON CARBON CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders

April 19, 2006

The enclosed proxy is solicited on behalf of the Board of Directors of Calgon Carbon Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Daylight Saving Time, on Wednesday, April 19, 2006 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about March 30, 2006. The Company’s Annual Report to Stockholders for 2005 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telecopy, telegraph, electronic means and personal interview. The Company may also hire a proxy solicitation firm or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and 2005 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company’s Common Stock of record as of the close of business on February 24, 2006 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 39,913,275 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

The following table shows the number of shares of Common Stock beneficially owned as of February 24, 2006 by each Director of the Company, by James G. Fishburne, C.H.S. (Kees) Majoor, Michael J. Mocniak and Robert P. O’Brien, the named executive officers of the Company in the Summary Compensation Table, and by all current Directors and executive officers of the Company as a group. Mr. Mocniak is included in the table but he is no longer employed by the Company effective March 2006. The Company has stock ownership guidelines for its executive officers which provide that, over the period through 2009, the President and Chief Executive Officer should increase his ownership of Company stock to a value equal to three times his annual salary, the senior vice presidents and the Chief Financial Officer should increase ownership to two times their annual salaries, and all other executive officers should increase their ownership to one times their annual salaries. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have “beneficial ownership” of any security that the person has the right to acquire within 60 days after the record date.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class
Robert W. Cruickshank	83,007	*
Thomas A. McConomy	3,747,340	9.4%
William R. Newlin(2)	13,900	*
Julie S. Roberts(3)	57,375	*
Timothy G. Rupert	0	*
Seth E. Schofield	69,475	*
John S. Stanik	389,269	*
John P. Surma(4)	52,875	*
Harry H. Weil(5)	73,575	*
Robert L. Yohe	79,975	*
Leroy M. Ball	169,320	*
James G. Fishburne(6)	247,866	*
C.H.S. (Kees) Majoor	273,200	*
Michael J. Mocniak	139,366	*
All current directors and executive officers as a group (16 persons)(2)(3)(4)(5)(6)(7)	5,835,635	14.0%

* Less than 1%.

(1)	Includes (i) 69,975 shares in the case of each of Messrs. Cruickshank and Weil, 67,975 shares in the case of Mr. McConomy, 67,475 shares in the case of each of Messrs. Schofield and Yohe and 52,375 shares in the case of each of Ms. Roberts and Mr. Surma, granted under the Company’s 1993 Non-Employee Directors’ Stock Option Plan, (ii) 150,050 options, 6,334 time vested restricted shares and 10,800 performance based restricted shares in the case of Mr. Ball, 233,200 options, 4,666 time vested restricted shares and 8,000 performance based restricted shares in the case of Mr. Fishburne, 258,200 options, 4,666 time vested restricted shares and 8,000 performance based restricted shares in the case of Mr. Majoor, 125,200 options, 4,666 time vested restricted shares and 8,000 performance based restricted shares in the case of Mr. Mocniak, and 332,450 options, 18,200 time vested restricted shares and 31,200 performance based restricted shares in the case of Mr. Stanik, granted under the Company’s Stock Option Plan and (iii) 1,915,325 options, 45,598 time vested restricted shares and 77,600 performance based restricted shares in the case of all current Directors and executive officers as a group, in each case granted under the aforementioned plans. The “percent of class” set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(2)	Such 13,900 shares are held indirectly by Mr. Newlin through a retirement plan.

(3)	Includes 5,000 shares as to which Ms. Roberts shares voting and investment power with her husband.

(4)	Includes 500 shares held by Mr. Surma’s wife. Mr. Surma is also entitled to 13,782 shares of Common Stock, not included in the reported number of shares, upon his retirement from the Board of Directors pursuant to an election to defer his annual director’s retainer fee under the 1997 Directors’ Fee Plan.

(5)	Includes 200 shares held by Mr. Weil’s wife, as to which beneficial ownership is disclaimed by Mr. Weil.

(6)	Includes 500 shares as to which Mr. Fishburne shares voting and investment power with his wife.

(7)	Includes 6,930 shares held by Robert O’Brien under the Company’s defined contribution plan.

Other Beneficial Owners

Information as of December 31, 2005 with respect to the only persons not otherwise disclosed in the Management table and known by the Company to be a beneficial owner of more than 5% of the Company’s Stock as of the record date is as follows:

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
ICM Asset Management, Inc. and James M. Simmons 601 W. Main Avenue Suite 600 Spokane, WA 99201	2,381,492	6.0%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2006 by ICM reflecting ownership as of December 31, 2005. ICM Asset Management, Inc. and James M. Simmons report that they have shared investment power over all shares, sole voting power over no shares and shared voting power over 1,171,907 shares as of December 31, 2005. ICM Asset Management, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. James M. Simmons is the President of ICM Asset Management, Inc. No individual client’s holdings of the stock are more than five percent of the outstanding stock.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,838,515	7.2%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2006 by Dimensional Fund Advisors reflecting ownership as of December 31, 2005. Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possessed both sole investment and voting power over 2,838,515 shares of the Company as of December 31, 2005. The Funds own all Company shares, and Dimensional disclaims beneficial ownership of such securities.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Kern Capital Management, LLC 114 West 47th Street Suite 1926 New York, NY 10036	1,982,300	5.0%

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by KCM reflecting ownership as of December 31, 2005. This filing states that KCM has shared voting power and shared dispositive power over all 1,982,300 shares. Robert Kern and David Kern disclaim beneficial ownership of such securities.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Wells Fargo & Company (“Wells”) 420 Montgomery Street San Francisco, CA 94104	3,276,819	8.3%

Wells Capital Management Incorporated

Wells Fargo Funds Management, LLC

525 Market Street

San Francisco, CA 94105

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006 by Wells and its affiliates reflecting ownership as of December 31, 2005. The filing states that Wells has sole voting power over 3,208,574 shares and sole dispositive power over 3,250,304 shares and shared dispositive power over 29,515 shares, with other amounts listed in its filing for its affiliates.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors as provided by the laws of Delaware, the Company’s state of incorporation. The Board of Directors has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee and the Governance Committee.

Executive Committee. Following the Annual Meeting, the Executive Committee will consist of Messrs. McConomy (Chairman), Cruickshank, Yohe and Schofield (non-voting). The Executive Committee, during the intervals between meetings of the Board, when prompt action is needed and it is impossible or inconvenient to convene a full meeting of the Board, may exercise limited powers granted by the Board of Directors in the management of the business and affairs of the Company.

Compensation Committee. Following the Annual Meeting, the Compensation Committee will consist of Messrs. Surma (Chairman), Rupert and Yohe. All members of the Compensation Committee are independent as defined by the New York Stock Exchange standards for director independence. The Compensation Committee’s overall responsibility is to determine and implement the Company’s general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the bonus, if any, payable to each executive officer, and to certain key employees, pursuant to the Company’s Incentive Plan or otherwise. The Committee also administers the Company’s Stock Option Plan and has the authority to make awards thereunder. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

Audit Committee. Following the Annual Meeting, the Audit Committee will consist of Ms. Roberts (Chairperson) and Messrs. Cruickshank and Yohe. All members of the Audit Committee are independent, as defined by the New York Stock Exchange standards for director independence. Ms. Roberts has been designated by the Board of Directors as the Audit Committee’s “financial expert,” as required by the Sarbanes-Oxley Act of 2002 and the SEC regulations thereunder. The Audit Committee operates under a charter adopted effective January 1, 2003, as amended, which is intended to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange corporate governance requirements. It is the responsibility of the Audit Committee to review and approve the Company’s consolidated financial statements each year prior to their announcement to the public and their distribution to the stockholders in the Annual Report. Among other things, the Audit Committee consults with the Company’s chief financial officer and his staff, and separately with the Company’s independent auditors, as to risk assessment strategies, performance and scope of internal audit services, if any, the proposed audit plan, any difficulties encountered in carrying out the audit plan, significant decisions made in preparing the financial statements, any disagreements between management and the independent auditors as to the application of accounting principles or other matters, and the form and content of the notes to the financial statements and Management’s Discussion and Analysis of the financial statements. The Audit Committee also reviews the Company’s quarterly financial statements but does not customarily perform similar functions with respect to other financial statements which cover less than a full fiscal year. The Audit Committee reviews other financial reporting and accounting matters when requested to do so by management or the independent auditors, and satisfies itself that the Company’s systems of internal accounting and financial controls, and disclosure controls and procedures, are functioning adequately and reliably. The Audit Committee believes that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. In this connection the Audit Committee discusses with the independent auditors the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting. The Audit Committee periodically reviews the independent auditors’ qualifications as well as all relationships between the Company and the independent auditors which might impact the objectivity and independence of the independent auditors. Each year the Audit Committee evaluates the performance of the independent auditors and recommends to the Board of Directors the retention or, if appropriate, replacement of the independent auditors. The Audit Committee also investigates and reports to the Board as to any alleged breach of law or of the Company’s internal policies which is brought to its attention and carries out other assignments given to it from time to time by the Board.

Governance Committee. Following the Annual Meeting, the Governance Committee will consist of Messrs. Yohe (Acting Chairman), McConomy, Newlin and Schofield (non-voting). Each of such directors are independent as determined under the New York Stock Exchange standards for director independence. The Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Governance Committee is to review the size and composition of the Board of Directors and to make recommendations with respect to nominations for election or appointment of Directors. A current copy of the charter of the Governance Committee, as well as the other committees, is available to stockholders at the Company’s website at www.calgoncarbon.com.

The Governance Committee follows the guidelines of the Company and examines, among other things, the following qualifications and skills of director candidates—their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the needs of the Company from time to time. The Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities.

The Governance Committee principally will use third party search firms to identify potential candidates for director, using the criteria described above. The Governance Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees and the other information required by Section 1.08 of the by-laws of the Company in writing to the Secretary of the Company. Such information should be received no later than January 29, 2007 with respect to nominations for election at the 2007 Annual Meeting of Stockholders.

During 2005, the Compensation Committee held five meetings, the Governance Committee held three meetings, the Audit Committee held six meetings, and the Executive Committee held two meetings. The Board of Directors held nine meetings during 2005.

Compensation of Directors

Board and Committee Fees. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. In 2005, Directors who were not employees of the Company received an annual retainer of $20,000 for Board service. The retainer fees are payable in cash or Common Stock of the Company as described below. In 2005, non-employee Directors also received a fee of $1,800 for each Board meeting attended and $700 for each committee meeting attended on a day separate from a Board meeting. In 2005 the Chairman of each Committee received a retainer of $5,000, with the Chairman of the Audit Committee instead receiving a retainer of $7,500 and the Chairman of the Executive Committee receiving a retainer of $3,000, and each Committee member other than the Chairman received a retainer of $3,000 (with the members of the Audit Committee instead receiving a retainer of $5,000). Non-employee Directors received a fee of $700 for each Committee meeting attended on the same day as a Board meeting and $1,500 or $1,800 for telephonic meetings depending on the degree of preparation required. Directors working on special projects were paid $1,800 per day for such services. The Company anticipates that Board and Committee fees will remain the same for 2006 pending an annual review later in the year.

1999 Phantom Stock Plan. The 1999 Phantom Stock Plan provides each non-employee director with phantom stock with a value upon issuance of $7,000 each year. No actual stock of the Company is issued under this plan. Instead, each director is credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company’s Common Stock equal to $7,000. Directors are also credited with the fair market value of shares equal to the amount of the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company’s Common Stock changes, the credited value of the director’s phantom stock will change accordingly. When the director leaves the Board for any reason, including death or disability, the director will be entitled to be paid, in cash, the entire amount then credited in the account.

1997 Directors’ Fee Plan. The 1997 Directors’ Fee Plan provides Directors with payment alternatives for retainer (but not meeting) fees payable as a member of the Board or as the Chairman of any committee. Pursuant to the Plan, Directors are permitted to receive their retainer fees in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-Employee Directors’ Stock Option Plan. The 1993 Non-Employee Directors’ Stock Option Plan, as previously amended, provides for an annual grant on the day following the Annual Meeting of Stockholders of option shares equal to a number of shares which will result in a Black-Scholes calculated value of $25,000 on the date of grant. The options vest and become exercisable six months after the date of grant and, in general, expire ten years after the date of grant. There are previously issued options outstanding under the pre-1997 Plan, most or all of which have option prices in excess of the fair market value of the Common Stock on December 31, 2005.

ELECTION OF DIRECTORS (Proposal 1 and Proposal 2)

The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be nine immediately following the Annual Meeting. Mr. Harry Weil will not stand for re-election because he is not permitted to do so under the Director retirement policy of the Company. In 2005, Mr. William R. Newlin and Mr. Timothy G. Rupert were elected as Directors by the Board. Mr. Newlin will stand for re-election this year (Class of 2009) and Mr. Rupert will stand for re-election in the Class of 2008. The Board is to be divided into three classes of nearly equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board of Directors has, upon recommendation of the Governance Committee, nominated William R. Newlin, John S. Stanik and Robert L. Yohe for re-election as Directors in the Class of 2009, and nominated Timothy G. Rupert for re-election as a Director in the Class of 2008, and each of them has agreed to serve if elected. Mr. Rupert will hold office until the 2008 Annual Meeting of Stockholders and Messrs. Newlin, Stanik and Yohe will hold office until the 2009 Annual Meeting of Stockholders, or until the Director’s prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below, together with information concerning the Company’s executive officers who are not Directors.

Name	Age	Position with the Company
	Class of 2009
William R. Newlin	66	Director
John S. Stanik	52	Director, President and Chief Executive Officer
Robert L. Yohe	69	Director
	Class of 2008
Timothy G. Rupert	60	Director
Seth E. Schofield	66	Director
John P. Surma	51	Director
	Class of 2007
Robert W. Cruickshank	60	Director
Thomas A. McConomy	72	Director
Julie S. Roberts	51	Director
	Executive Officers
Leroy M. Ball	37	Vice President and Chief Financial Officer
James G. Fishburne	59	Senior Vice President
Gail A. Gerono	54	Vice President
C.H.S. (Kees) Majoor	56	Senior Vice President
Robert P. O’Brien	55	Senior Vice President

Mr. Cruickshank has been a Director of the Company since November 1985. Mr. Cruickshank is a consultant providing financial advice to private clients. He is also a director of Hurco, Inc.

Mr. McConomy has been a Director of the Company since its formation in 1985. Mr. McConomy is a private investor. From February 2003 to April 2003 he served as Acting Chairman of the Board of the Company. Since April 2003, he has served as Chairman of the Board. He also served as the Chairman of the Board, President and Chief Executive Officer of the Company in 1998 and 1999. Mr. McConomy is a director of Equitable Resources, Inc. Mr. McConomy’s brother James H. McConomy is a partner of the law firm of Meyer, Unkovic & Scott LLP, which provides legal services in excess of $60,000 a year to the Company.

Mr. Newlin has been a Director of the Company since 2005. Mr. Newlin has been the Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, a retailer, since October 2003. Prior thereto he was Chairman and Chief Executive Officer of Buchanan Ingersoll PC, a law firm.

Ms. Roberts has been a Director of the Company since July 2000. Ms. Roberts has been Vice President, Finance, Global Finance Transformation for Marriott International, Inc., a hospitality company, since March 2005. Prior thereto she was Chief Financial Officer of Marriott ExecuStay, a division of Marriott.

Mr. Rupert has been a Director of the Company since 2005. Mr. Rupert has been President and Chief Executive Officer and a director of RTI International Metals, Inc., a titanium manufacturer, since 1999. Prior thereto, he was Executive Vice President and Chief Financial Officer of that company.

Mr. Schofield has been a Director of the Company since December 1995. From February 1996 to July 2000, Mr. Schofield was the Chairman of Base International, a provider of corporate protection and security. Prior thereto, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Mr. Schofield is also a director of United States Steel Corporation and Marathon Oil Corporation.

Mr. Stanik has been President and Chief Executive Officer of the Company since April 2003 and a director since October 2003. He served as interim President and Chief Executive Officer from February 2003 to April 2003. Mr. Stanik was Senior Vice President—Produce Products and Technology of the Company from October 2001 until February 2003, and prior thereto he was Vice President, Manufacturing of the Company, General Manager of United States Manufacturing and the Plant Manager of the Company’s Big Sandy plant.

Mr. Surma has been a Director of the Company since July 2000. Mr. Surma has been Chairman of the Board, President and Chief Executive Officer of United States Steel Corporation, a steel manufacturer, since February 2006 and was President and Chief Executive Officer of such company since October 2004. He was President and Chief Operating Officer of United States Steel Corporation from March 2003 to October 2004 and Vice Chairman and Chief Financial Officer of such company from January 2002 to February 2003. Mr. Surma was Assistant to the Chairman, USX Corporation from September 2001 to December 2001 and prior thereto he was President, Marathon Ashland Petroleum LLC, an energy firm. Mr. Surma is also a director of United States Steel Corporation and Mellon Financial Corporation.

Mr. Yohe has been a Director of the Company since December 1995. Until March 1994, when he retired, Mr. Yohe was Vice Chairman of Olin Corporation, a producer of chemicals, microelectronic materials, metals, sporting ammunition and defense and aerospace products. Mr. Yohe is also a director of Airgas, Inc., Marsulex, Inc. and The Middleby Corporation.

Mr. Ball has been the Vice President and Chief Financial Officer of the Company since October 2002. Prior thereto he was the Corporate Controller of the Company.

Mr. Fishburne has been the Senior Vice President, Asia, of the Company since August 2005. Mr. Fishburne was Senior Vice President, Americas and Asia from April 2002 to August 2005 and Vice President, Global Sales from November 2001 to March 2002. Prior thereto, Mr. Fishburne worked for International Paper, a paper and packaging company, as Vice President, Sales & Marketing, Chemical Cellulose Division.

Ms. Gerono has been the Vice President, Investor Relations, Corporate Communications and Human Resources with the Company since October 2002. Prior thereto, Ms. Gerono was the Director, Investor Relations and Corporate Communications with the Company.

Mr. Majoor has been the Senior Vice President, Europe, of the Company since November 2002. He was Vice President Global Marketing of the Company in October 2001, and prior thereto he was Sales Director of Chemviron Carbon.

Mr. O’Brien has been the Senior Vice President, Americas, of the Company since August 2005. Prior thereto, he was Senior Vice President of the Company responsible for Global Business Development and the Ultraviolet Light Products Group.

Mr. Mocniak, the former Senior Vice President, General Counsel and Secretary of the Company, is no longer employed by the Company effective March 2006.

EXECUTIVE COMPENSATION

The Compensation Committee consists of three independent Directors who are not employees of the Company. One of the functions of the Compensation Committee is to establish the compensation of the Company’s executive officers and methodology by which such compensation is derived, including making awards under the Stock Option Plan.

The following is the report of the members of the 2005 Compensation Committee, Messrs. Surma (Chairman), McConomy and Yohe, concerning 2005 compensation of the Company’s executive officers.

Compensation Committee Report on Executive Compensation

General policies with respect to executive compensation

The Compensation Committee’s policies with respect to executive compensation are intended to achieve three principal goals.

First, they are intended to achieve base compensation levels sufficient to attract and retain talented and dedicated executive officers. To accomplish this, the Committee periodically compares the Company’s base salaries with those currently paid for similar positions by other companies. The Committee, with the assistance of an independent consultant, also reviews the total compensation package available to executive officers to ensure it remains competitive.

Second, the compensation policies are intended to provide a direct link between both individual performance and performance of the Company as a whole and the executive’s compensation. This is done through incentive compensation programs available to executive officers.

Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an equity interest in the Company through the granting of stock options, restricted stock, or other equity components as long-term incentive compensation. Options have been granted at full market prices and with delayed vesting provisions.

Executive Compensation in 2005

Salary.    In 2005, base salaries were designed to be similar to executive officers of comparable companies. The Committee considers a number of factors in its discretion and does not determine base salaries by any formula or objective basis or solely by any specific subjective measure. In 2005, the Committee increased the salaries of certain executives by an appropriate amount to reflect changes in position, responsibility and performance of the executive.

Short-Term Incentive Compensation.    The short-term incentive compensation system of the Company is intended to provide a direct link between an executive’s short-term incentive and the performance of the executive and the Company.

The short-term incentive compensation structure used in 2005 rewarded results based on annual operating income, operating cash flow, return on invested capital and individually controllable strategic objectives. The target award for the Chief Executive Officer was 60% of his base salary and for the other executive officers was between 35% and 40% of his or her base salary. Depending on the performance objectives achieved, short-term incentive payouts could have varied from 0% to 150% of the target amount. Due to the operating results of the Company, amounts awarded for 2005 under the plan were based only upon the achievement of individually controllable strategic objectives for each executive.

In April 2005, the Committee approved a special award to executives to provide incentive for the rapid implementation of strategic initiatives critical to the improvement of the Company’s performance in future years.

The initiatives included refocusing certain commercial and logistical strategies; reducing the Company’s asset and administrative cost base; and divesting non-core assets.

For 2006, the Committee has decided to utilize a plan in which bonuses will be based on meeting Company targets for operating income, return on invested capital, and specified individual performance objectives. To the extent possible these goals will be based on objective standards that are identified at the beginning of the performance period. The Chief Executive Officer in 2006 will be able to receive a target award of 65% of base salary, and the other executive officers will be able to receive between 35% and 45% of his or her base salary, if all plan targets are met and the executive is deemed to have met his or her specified performance objectives. If performance is above or below plan targets, awards can be higher or lower than those stated above.

Long-Term Incentive Compensation.    Under the terms of the Company’s Stock Option Plan adopted in 1985, amended in 1999 and further amended and approved by shareholders in 2005, the Committee determines which employees will be granted stock options, restricted stock and other equity awards, the number of options or amount of restricted stock granted, the rate and period of vesting, performance goals and other relevant terms.

In determining whether to grant options, restricted stock or other equity awards, the Committee takes into account the number of outstanding options or other equity awards, the market price of the Company’s Common Stock, the performance of the Company and its prospects, potential dilution which could result from exercise of options, and the benefits of linking the employees’ incentive to the market price of the stock. These matters are at the discretion of the Committee, and are not determined by any formula or weighting of particular factors.

In determining whether to grant options, restricted stock or other equity awards to a particular individual, the Committee considers the individual’s level of responsibility, the relationship between successful individual effort and Company results, incentive compensation programs of other companies, the number of unexercised options or unvested restricted shares held by the individual, and other relevant factors.

In 2005, the Committee adopted a revised long term incentive approach, which consists of three elements: stock options; performance-contingent restricted stock; and time-vested restricted stock. Twenty five percent of the aggregate award consisted of stock options which will vest in equal increments on the first and second anniversaries following the grant. Forty percent of the aggregate award consisted of performance contingent restricted stock which vests based on the achievement of operating income growth goals over a three year period. Failure to achieve these goals by the end of the third year will result in forfeiture of the shares. The remaining thirty five percent of that award consisted of time-vested restricted stock which vests in equal increments on the first, second and third anniversaries following the grant. In determining the long term incentive awards for 2005, the Committee conducted an evaluation of equity compensation provided to executives at companies of similar size and lines of business. The Committee considered the results of this evaluation in addition to the factors listed above when establishing equity-based awards for 2005.

In 2006, the Committee has decided to introduce a three-year performance share program with awards varying based on the achievement of Total Shareholder Return relative to a peer group. This award will be granted in combination with stock options and restricted stock.

Compensation of the Chief Executive Officer in 2005

John S. Stanik received an increase of $20,000 in his annual base salary to $420,000, effective April 1, 2005. Mr. Stanik’s salary was based on the same factors and criteria that were utilized for all executive officers and which are described above in the section entitled Salary. Under the terms of the Company’s short-term incentive plan, amounts payable to Mr. Stanik were directly related to the Company’s annual results for operating income, operating cash flow and return on invested capital, and the achievement of strategic individually controllable objectives. Mr. Stanik was awarded a bonus of $85,000 for 2005 which included a special award of $30,000 paid in April 2005 as described above. The amounts actually paid to Mr. Stanik under the plan were based only upon the achievement of individually controllable objectives by Mr. Stanik, and therefore resulted in a bonus which was less than his target bonus amount. Mr. Stanik received 40,800 stock options, 31,200 shares of performance- contingent restricted stock and 27,300 time-vested restricted shares. These equity awards reflected the Committee’s desire to link a major portion of Mr. Stanik’s future compensation to the achievement of financial goals and increases in the market price of the Company’s Common Stock thus directly benefiting stockholders.

Tax Policy

If an executive officer’s compensation from the Company were to exceed $1 million in any taxable year (which the Committee does not now expect), the excess over $1 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is aware of this rule, and will take it into account if the $1 million limit is ever applicable. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The Company’s Stock Option Plan contains provisions which are intended to cause grants of stock options and awards of performance-based restricted stock under such plan (after April 1999) to be eligible for this performance-based exception (so that compensation upon exercise of such options or the vesting of such performance-based restricted stock should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the plan, such as restricted stock) are not at present eligible for this performance-based exception.

        JOHN P. SURMA (Chairman)

        THOMAS A. MCCONOMY

        ROBERT L. YOHE

Summary Compensation Table

					Long Term Compensation		All Other Compensation ($)(2)
	Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)
John S. Stanik President and Chief Executive Officer	2005	415,000	85,000	0	510,120	40,800	4,521
	2004	374,999	30,000	0	0	75,000	4,527
	2003	261,668	42,000	0	0	0	0

Leroy M. Ball Senior Vice President & Chief Financial Officer	2005	191,252	40,700	0	177,016	14,100	702
	2004	175,009	13,000	0	0	100,000	634
	2003	149,356	9,900	0	0	25,000	540

James G. Fishburne Senior Vice President, Asia	2005	192,173	25,570	0	130,800	10,400	2,616
	2004	187,993	20,000	0	0	75,000	2,564
	2003	181,992	27,280	0	0	0	681

C.H.S. (Kees) Majoor (3) Senior Vice President, Europe	2005	281,113	78,279	0	130,800	10,400	0
	2004	260,927	12,517	0	0	75,000	0
	2003	234,854	25,394	0	0	0	0

Michael J. Mocniak	2005	203,000	17,000	0	130,800	10,400	18,048
Senior Vice President,	2004	195,000	14,500	0	0	70,000	32,161
General Counsel and Secretary	2003	174,692	21,700	0	0	50,000	27,106

(1)	Restricted stock awards consist of both time vested restricted stock and performance-based restricted stock. The value is based upon the closing price of the Company’s stock on February 3, 2005, the date of grant. As of December 31, 2005, the value of unvested restricted stock awards were as follows: (i) Mr, Stanik, $332,865, (ii) Mr. Ball $115,507, (iii) Mr. Fishburne, $85,350, (iv) Mr. Majoor, $85,350 and (v) Mr. Mocniak, $85,350. Dividends are payable on the restricted stock but such dividends are held by the Company and only paid to the awardee upon the vesting of the related restricted stock.
(2)	Consists of premiums paid by the Company on term life insurance policies on the lives of the named individuals, except for (i) Mr. Stanik, which includes 401k matching contribution of $3,621 in 2005 and $3,083 in 2004; (ii) Mr. Fishburne, which includes 401k matching contributions of $1,922 in 2005 and $1,880 in 2004; and (iii) Mr. Mocniak, which includes taxable reimbursed relocation expenses of $15,284 in 2005, $29,401 in 2004, and $26,747 in 2003; and 401k matching contributions of $2,030 in 2005 and $1,950 in 2004.
(3)	Mr. Majoor’s compensation was converted from Euros to U.S. Dollars at an average annual exchange rate of 1.25 U.S. Dollars per Euro in 2005; 1.24 U.S. Dollars per Euro in 2004; and 1.13 U.S. Dollars per Euro in 2003.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options/ SARs Granted (#)		% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term
						5% ($)	10% ($)
John S. Stanik	40,800	(1)	36.1%	$8.76	02/03/2015	$224,772	$569,616
Leroy M. Ball	14,100	(1)	12.5%	$8.76	02/03/2015	$77,679	$196,853
James G. Fisburne	10,400	(1)	9.2%	$8.76	02/03/2015	$57,295	$145,196
C.H.S. (Kees) Majoor	10,400	(1)	9.2%	$8.76	02/03/2015	$57,295	$145,196
Michael J. Mocniak	10,400	(1)	9.2%	$8.76	02/03/2015	$57,295	$145,196

(1)	The options vest in two equal installments on February 3, 2006 and February 3, 2007.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John S. Stanik	0	$0	213,050	47,800	$98,630	$0
Leroy M. Ball	0	0	105,500	62,400	$40,200	0
James G. Fishburne	0	0	153,000	17,400	43,470	0
C.H.S. (Kees) Majoor	0	0	178,000	17,400	74,550	0
Michael J. Mocniak	0	0	50,000	17,400	0	0

(1)	Based upon the exercise price of the options and the fair market value of the Common Stock of the Company as of December 31, 2005.

Employment Agreements

The executive officers of the Company have entered into employment agreements with the Company. The agreements provide for a base salary, participation in bonus and other compensation programs as determined by the Company, indemnification against liabilities arising out of their service in certain capacities, and executive risk liability insurance coverage. The agreements generally provide for continued employment of the officers until terminated by the Company with or without cause. No special severance benefits are payable upon an officer’s death, disability, termination for “cause” or, except as otherwise described below with respect to change in control, resignation without “good reason” (as such terms are defined in the agreements). An officer who is terminated without cause or who resigns with good reason is generally entitled to severance compensation equal to twenty-four months’ base salary, in the case of the Chief Executive Officer, and up to eighteen months’ base salary, for all other executive officers (“Severance Period”). Equivalent benefits are provided during the Severance Period until such time as the officer is reemployed and provided equivalent benefits by the next employer. The agreements also contain change in control provisions pursuant to which, if a change in control (as defined in the agreements) occurs, the officer is permitted to terminate employment on a date which is within the period beginning on the first anniversary of such change in control and ending ninety days thereafter. If an officer terminates his or her employment as provided above, if the Company terminates the officer other than as a termination for cause within three years after the change in control, or if the officer terminates his or her employment for good reason (as defined in the agreements) within three years after the change in control, the Company is required to pay a lump sum equal to: (i) three years’ of the officers base salary; plus (ii) three times the officer’s average annual bonus payable with respect to the most recent three full bonus plan years ending on the date of the change in control; and (iii) the matching contributions that would have been credited to the officer under the Company’s 401(k) Plan for the three years following the effective date of termination of the officer’s employment. For such period the officer will receive equivalent benefits as were provided at the time of termination and any then unvested stock benefits held by the employee will vest. The Company will pay an additional amount sufficient on an after-tax basis to cover any excise taxes, interest and penalties imposed on severance payments by Section 4999 of the Internal Revenue Code of 1986 plus a gross-up payment to reimburse the officer for the tax imposed on the additional payment. The agreements also contain confidentiality and non-compete provisions as well as a provision entitling the officer to recover reasonable legal costs and expenses incurred in connection with any legal dispute concerning the agreement unless it is determined that the employee’s legal positions were taken in bad faith.

Performance Graph

Comparison of Five-Year Cumulative Total Return*

Among Calgon Carbon’s Common Stock, S&P 500 Composite Index,

and Peer Group

*	Assumes that the value of the investment in Calgon Carbon Common Stock and each index was $100 on December 31, 2000 and that all dividends were reinvested.

The Company believes that its core business consists of purifying air, water and other products. As such, the Company uses a comparative peer group benchmark. The companies included in this group are: BHA Group Holdings Inc. (2000-2003), Clarcor, Inc., Cuno, Inc., Donaldson Co. Inc., Esco Technologies Inc., Flanders Corp., Ionics, Inc. (2000-2004), Lydall, Inc., Millipore Corp., Osmonics, Inc. (2000-2002) and Pall Corp. BHA Group Holdings Inc., Cuno, Inc., Ionics, Inc. and Osmonics, Inc. were acquired during the time period between 2000 and 2005. The data for these companies are included from the year 2000 until the point at which they were acquired and their common stock ceased to be publicly traded. Cuno, Inc. was acquired during 2005.

Pension Benefits

The Company’s Retirement Plan for Salaried Employees is a non-contributory defined benefit pension plan. In addition, the Company has a Supplemental Retirement Plan, which is applicable to certain employees selected by the Board of Directors, designed to supplement retirement benefits under the Retirement Plan for Salaried Employees which have been limited by various Internal Revenue Code provisions. At present no executive officers participate in such Supplemental Retirement Plan. The following table shows the estimated annual pension benefits which would be payable under the above-stated plans in the form of a single life annuity, for various levels of average annual compensation and years of service, based upon retirement at age 65 in the calendar year 2005, before any reduction to take account of benefits payable by the Company’s former owner, Merck & Co., Inc. (by agreement with Merck, benefits payable under Company plans are reduced by the benefit amounts payable to the individual by Merck, which are computed utilizing a 2.5% compensation increase assumption).

Average annual compensation for highest five consecutive years in 10-year period preceding retirement	Annual benefits for years of service (1)
	15 years	20 years	25 years	30 years	35 years
$150,000	$32,925	$43,900	$54,875	$65,850	$76,825
200,000	44,550	59,400	74,250	89,100	103,950
250,000	56,175	74,900	93,625	112,350	131,075
300,000	67,800	90,400	113,000	135,600	158,200
350,000	79,425	105,900	132,375	158,850	185,325
400,000	91,050	121,400	151,750	182,100	212,450
450,000	102,675	136,900	171,125	205,350	239,575
500,000	114,300	152,400	190,500	228,600	266,700

(1)	Under Section 415 of the Internal Revenue Code of 1986, the amount of annual benefits which may be paid under the Retirement Plan for Salaried Employees to any employee may not exceed $170,000 during 2005 and $175,000 during 2006 and under Section 401(a)(17) of the Code the amount of annual compensation of each employee taken into account under such plan for any year may not exceed $210,000 during 2005 and $220,000 during 2006. These limitations have not been reflected in the table.

Other than the reduction with respect to Merck benefits discussed above, the benefits payable under the plans are not subject to any deduction for Social Security or other offset amounts. Covered compensation for purposes of the chart above includes salary and incentive awards which are reported in the “bonus” column of the summary compensation table. As of December 31, 2005, Messrs. Stanik, Fishburne, O’Brien and Mocniak had fourteen, five, thirty-two and three years of service, respectively, under the plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the

NYSE. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and ten-percent beneficial owners were complied with during 2005 except that (i) Robert Cruickshank, Thomas McConomy, Julie Roberts, Seth Schofield, John Surma, Harry Weil and Robert Yohe each filed a Form 4 late reporting a dividend accrual on their Directors’ phantom stock plan accounts (and Mr. Surma also with respect to a dividend accrual on his Director fee plan deferral account) and each filed a Form 4 late reporting the annual grants under the Directors’ Phantom Stock Plan and the Non-Employee Director Stock Option Plan and (ii) John Stanik, Leroy Ball, James Fishburne, Gail Gerono, C.H.S. (Kees) Majoor, Michael Mocniak and Robert O’Brien each filed a Form 4 late reporting grants under the Company’s Stock Option Plan.

INDEPENDENT AUDITORS

Report of the Audit Committee

The charter of the Audit Committee was adopted by the Board of Directors effective February 6, 2003 (as amended through July 26, 2005) and is reviewed annually by the Committee. The Committee’s mission is to be the principal means by which the Board of Directors oversees management’s preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information that is of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

In overseeing the audit process for the year 2005, the Audit Committee obtained from Deloitte & Touche LLP, the Company’s independent auditors, their letter required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” describing all relationships between the auditors and the Company that might, in their opinion, bear on their independence. In that letter Deloitte & Touche LLP stated that in their judgment they are, in fact, independent. The Committee discussed with the auditors the contents of that letter and concurred in the judgment of independence.

The Committee reviewed with the auditors their audit plan, audit scope and identification of audit risks. Subsequently, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2005, first with both management and the independent auditors, and then with the auditors alone. This discussion covered the quality, not just the acceptability, of the Company’s financial reporting practices and the completeness and clarity of the related financial disclosures. The Committee also received and discussed, with and without management present, all communications from Deloitte & Touche LLP required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees.”

The Audit Committee then recommended to the Board of Directors that the audited financial statements be approved by the Board, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission, and be included in the Company’s annual report to stockholders for the year 2005.

In periodic meetings with the Company’s financial management and the independent auditors, the Audit Committee discussed and approved quarterly interim financial information prior to its release to the public. The Committee also performed the other functions required of it by its charter.

Management is responsible for the Company’s financial reporting process including its systems of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to plan or conduct audits or manage the system of internal controls of the Company. Therefore, we have relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinions of the independent auditors included in their report on the Company’s financial statements.

In February 2006, the Audit Committee was informed that invoices for certain professional services, totaling approximately $1.4 million, were not recorded as expenses in a timely manner. The Audit Committee retained independent legal counsel and conducted an investigation of the matter. The investigation was concluded in March 2006, restated financials were filed with the Securities and Exchange Commission, and management implemented remedial actions.

ROBERT W. CRUICKSHANK, CHAIRMAN

JULIE S. ROBERTS

HARRY H. WEIL

Ratification of Appointment of Independent Auditors (Proposal 3)

The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for 2006. Deloitte & Touche LLP audited the financial statements of the Company and its subsidiaries in 2005.

The Board of Directors recommends a vote for the ratification of the appointment of Deloitte & Touche LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider such vote in its decision to appoint independent auditors for 2007.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Certain Fees

The following is a summary of fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively “Deloitte”) for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004.

	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Audit Fees	$919,341	$1,101,596
Audit-Related Fees	2,600	40,647
Tax Fees	37,034	382,078
Other Fees	0	0

Total	$958,975	$1,524,321

Audit Fees

Consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consist of fees billed for pension audits, and due diligence relating to certain transactions.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and foreign country tax compliance, preparation of returns, and acquisitions and dispositions tax planning.

Other Fees

Deloitte did not perform any services for the Company during fiscal years ended December 31, 2005 or December 31, 2004 other than the services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Policy for Approval of Audit and Non-Audit Fees

In accordance with the Sarbanes-Oxley Act, the Audit Committee pre-approved all audit and non-audit related consulting services provided by the Company’s external audit firm. During 2005 the Audit Committee pre-approved the types of non-audit services which Deloitte was to perform during the balance of the year and the anticipated range of fees for each of these categories. In order to deal with the pre-approval process in the most efficient manner, the Audit Committee will employ pre-approval policies in 2006 that comply with applicable Securities and Exchange Commission regulations. The Chairman of the Audit Committee has the authority to approve work on behalf of the entire committee. A Summary of all non-audit related spending is provided to the Audit Committee on a quarterly basis.

The Audit Committee believes that the provision of the above services by Deloitte is compatible with maintaining Deloitte’s independence.

CORPORATE GOVERNANCE

Access to Directors

The stockholders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular Director in care of Gail Gerono Vice President, Investor Relations, at the Company’s principal office. At present, such communications will be directly forwarded to the Board or such particular Director, as applicable. The presiding independent Director for executive sessions of non-management Directors is Mr. McConomy. The stockholders of the Company may communicate in writing with Mr. McConomy in the manner described above.

Determination of Independence

The Board has determined that all of the directors except Mr. Stanik are independent, after reviewing the facts applicable to each such director and acknowledging the independence standards contained in the New York Stock Exchange listing requirement (the “NYSE Standards”). In making this determination, the Board evaluated the following relationships and found that those relationships were not material because they would not interfere with the individual’s exercise of independent judgment.

Mr. Thomas McConomy is the owner of approximately 9.4% of the outstanding Common Stock of the Company. In accordance with the commentary to the Rule 303A.02(a) of the NYSE Standards, the ownership of even a significant amount of stock is not a bar to an independence finding. The Board concurs with this conclusion in the case of Mr. McConomy. Further, Mr. McConomy’s brother James H. McConomy is a partner of a law firm that is paid fees by the Company for services. The fees paid do not exceed the threshold at which Mr. Thomas McConomy can no longer be considered independent, as described in NYSE Rule 303A.02(b)(v).

Attendance of Meetings by Directors

The Corporate Governance Guidelines of the Company state that all directors are expected to attend each Annual Meeting of Stockholders, as well as Board and applicable committee meetings, except in unavoidable circumstances. All directors attended the 2005 Annual Meeting of Shareholders.

Committee Charters and Corporate Governance Guidelines

A copy of the current charters of the committees of the Board of Directors, the Code of Ethical Business Conduct and the Corporate Governance Guidelines are available to stockholders at the Company’s website www.calgoncarbon.com. A copy of the current Audit Committee Charter is attached hereto as Exhibit A.

VOTE REQUIRED

The three nominees for election as Directors in the Class of 2009 at the Annual Meeting who receive the greatest number of votes cast for the election of Directors of their class, and the one nominee for election of Director in the Class of 2008 at the Annual Meeting who receives the greatest number of votes cast for the election of a Director in such class, by the holders of the Company’s Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes.

The proposal to ratify the independent auditors will be adopted if a majority of the shares present in person or by proxy vote for the proposal. Since the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if a stockholder abstains from voting, it has the same legal effect as voting against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are counted for purposes of determining a quorum but are not counted as a vote or used to determine the favorable votes required to approve the proposal.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 2007 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company by November 29, 2006 to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2007 Annual Meeting. The 2007 Annual Meeting is tentatively scheduled for April 18, 2007.

Section 1.08 of the by-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 1.08, so that it is received by the Company not later than the notice deadline determined under such Section 1.08. This notice deadline will generally be 60 days prior to the anniversary of the date of the Company’s

Proxy Statement for the Annual Meeting for the previous year, or January 29, 2007 for the Company’s Annual Meeting in 2007. Any shareholder proposal received by the Secretary of the Company after January 29, 2007 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Gail A. Gerono

Vice President

March 30, 2006

Exhibit A

Calgon Carbon Corporation

Audit Committee Charter

(Effective February 6, 2003)

(Amended February 4, 2004 and July 26, 2005)

Statement of Purpose

The Audit Committee is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (ii) the annual independent audit of the Company’s financial statements, (iii) the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance, (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures, and (v) the fulfillment of the other responsibilities set forth herein.

Authority

The Audit Committee has authority to conduct or authorize investigations into any matters within the scope of its responsibility. The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, (ii) to retain outside legal, accounting or other consultants to advise the Committee, and (iii) to request any officer or employee of the Company, the Company’s outside counsel, inside counsel, independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Membership

The Audit Committee shall be comprised of not less than three nor more than five members. Each member shall be a member of the Board of Directors and shall be independent and qualified under standards established by applicable law and/or stock exchange listing standards. At least one member of the Committee shall be a “financial expert,” as defined by applicable law. No director who serves on the audit committees of more than two other public companies may serve on the Audit Committee, unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Audit Committee. Except in any such member’s capacity as a member of the Audit Committee, the Board of Directors, or any other board committee, no member shall accept any consulting, advisory, or other compensatory fee from the Company, or be an affiliated person of the Company or any subsidiary thereof.

Meetings

The Audit Committee is expected to meet at least six times each year, with authority to convene additional meetings as circumstances require. All Committee members are expected to attend each meeting, in person or via teleconference. The Committee may invite members of management, auditors, or others to attend meetings and provide pertinent information, as necessary. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes of each meeting will be prepared. If requested by any member of the Committee, time shall be allotted for an executive session of Committee members only and any executives or outside advisors they might want to invite.

Quorum

A majority of the total number of Committee members then in office shall constitute a quorum for the transaction of business at any meeting. All matters shall be decided by the affirmative vote of a majority of members present in person or by proxy at a meeting duly called and held.

Relationship with Independent Auditor

One of the important duties of the Audit Committee is the relationship of the Company with its independent auditor. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. The independent auditor shall report directly to the Audit Committee.

Responsibilities

The following shall be the principal responsibilities of the Audit Committee:

1.	Recommendation and Engagement of Independent Auditors. The Committee shall recommend annually to the Board of Directors the firm of independent auditors to be nominated for election by the shareholders to audit the financial statements of the Company, and the Committee shall appoint, replace, compensate and oversee the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

2.	Approval of Audit and Non-Audit Fees and Services of Independent Auditors. The Committee shall review the fees proposed for the coming year and approve the final fees and expenses of the independent auditors for audit services and non-audit services performed by the independent auditors for the past year, and approve in advance all audit and non-audit services to be performed by the independent auditors, however, in accordance with and as defined by applicable law, in no event shall the non-audit services include (i) bookkeeping or other services related to the accounting records or financial statements of the Company, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions or human resources, (vii) broker or dealer, investment adviser, or investment banking services, (viii) legal services and expert services unrelated to the audit, and (ix) any other service that the Board of Directors determines, by regulation, is impermissible. The foregoing approval of non-audit services is subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit.

3.	Determination of Independence of Independent Auditors. The Committee shall annually review the independence letter issued by the independent auditors under Independence Standards Board Standard No. 1, actively engage in a dialogue with the independent auditors with respect to any relationships disclosed in that letter, and report to the Board of Directors any appropriate action necessary to maintain the auditor’s continuing independence.

4.	Determination as to Performance of Independent Auditors. The Committee shall annually review a report by the independent auditor, which sets forth (i) the firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) (to assess the auditor’s independence) all relationships between the independent audit and the Company.

5.	Audits by Independent Auditors. The Committee shall review annually the scope of audit activities of the independent auditors, including a review of risk assessment strategies.

6.

Meetings with Independent Auditors and Management. The Committee shall meet separately and periodically with the independent auditors and management with respect to the status and results of their activities including, without limitation, with respect to the independent auditors (i) any audit problems and management’s response thereto, (ii) all critical accounting policies and practices used, (iii) all alternative treatments of financial information within generally accepted accounting principles discussed with management, including ramifications with respect thereto and the treatment preferred by the independent auditors, and (iv) other material written communications between the independent auditors and management.

7.	Review Independent Auditors Letter of Recommendations. The Committee shall review the independent auditor’s Letter of Recommendation to management annually and determine whether management is appropriately addressing any issues raised.

8.	Review and Approve Internal Control Reports and Internal Audit Function. The Committee shall review and approve the internal control reports to be included in the annual report, which shall provide that it is the responsibility of management to establish and maintain an adequate internal control structure and procedures for financial reporting, and contain an assessment of the effectiveness of such structure and procedures as of the end of the most recent fiscal year. Review and advise on the selection and removal of the internal audit director. Review activities, organizational structure, and qualifications of the internal audit function. Annually, review and recommend changes (if any) to the internal audit charter. Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

9.	Review of Disclosure Controls and Procedures. The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

10.	Compliance with Business Conduct. The Committee shall receive and review reports from management concerning compliance with corporate policies dealing with business conduct.

11.	Review of Business Expense Reporting. The Committee shall annually review the business expense reporting of the officers of Company.

12.	Review of Contingency Plans. The Committee shall review contingency plans in the event of a failure of information technology systems.

13.	Review of Organizational Structures. The Committee shall periodically review the organizational structures of entities through which the Company conducts its business.

14.	Review of Legal and Regulatory Compliance. The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or government agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Code of Business Conduct. The Committee shall also meet periodically and separately with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

15.	Review of Annual and Quarterly SEC Filings. The Committee shall review, approve and discuss with management and the independent auditors the annual and quarterly financial statements, the annual report to shareholders, proxy, the Forms 8-K and 10-K annual report, the certifications of quarterly and annual reports by the Chief Executive Officer and Chief Financial Officer pertaining to Sarbane-Oxley Act Section 302, any other non-standard SEC documents giving special consideration in any such review to material changes in accounting policy assessing the fairness of the financial statements and disclosures including, without limitation, the Company’s disclosures in Management’s Discussion and Analysis contained in any such report, and recommend to the Board whether the financial statements should be included in the annual report on Form 10-K [Item 306 of Regulation S-K].

16.	Review of Earnings Releases and Other Financial Information. The Committee shall review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

17.	Review of Benefit Plans. The Committee shall receive and review the audit plans and audit reports of the Company’s benefit plans.

18.	Preparation of Report for Proxy Statement. The Committee shall produce the Audit Committee Report that the Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

19.	Policies for Employment of Former Audit Staff. The Committee shall approve guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

20.	Establishment of “Whistleblowing” Procedures. The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21.	Determination of Compensation Amounts. The Committee shall determine for the Company the amount of compensation to (i) the independent auditor employed by the Company for the purpose of rendering or issuing an audit report, and (ii) independent counsel and other advisers necessary for the Audit Committee to carry out its duties.

22.	Performance Evaluation. The Committee shall complete an annual performance evaluation of this Committee and its members consistent with the responsibilities set forth in this charter.

23.	Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

24.	Other Delegated Responsibilities. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

25.	Review of Charter. The Committee shall reassess and report to the Board on the adequacy of this charter on an annual basis.

26.	Risk Assessment and Management. Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the company’s major financial risk exposures and the steps management has undertaken to control them.

CALGON CARBON CORPORATION

Proxy Solicited on Behalf of the Board of Directors of

the Company for Annual Meeting of the Stockholders April 19, 2006

P R O X Y

John S. Stanik and Leroy Ball, or either of them, are hereby appointed for the undersigned, with full power of substitution, to vote all the shares of Common Stock of Calgon Carbon Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company scheduled for April 19, 2006, and at any adjournment thereof, as directed on the reverse side of this proxy card and, in their discretion on any matters which may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified on the reverse side hereof. If not specified, the shares represented by this proxy will be voted FOR proposals 1, 2 and 3.

Please mark, sign and date this proxy card on the reverse side hereof and return it in the enclosed envelope.

SEE REVERSE SIDE

Annual Meeting of Stockholders

of

Calgon Carbon Corporation

April 19, 2006

1:00 P.M.

Company’s Office

400 Calgon Carbon Drive

Pittsburgh, Pennsylvania

Please mark
☒	votes as in
this example.
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

		FOR	WITHHELD
1.

To elect Directors for the class of 2009. The nominees are

    01-William R. Newlin

    02-John S. Stanik

    03-Robert L. Yohe

    For, except vote withheld from the following nominee(s):

___________________________________________

		☐	☐

2.	To elect a Director for the class of 2008. The nominee is	FOR	WITHHELD
	Timothy G. Rupert	☐	☐

		FOR	WITHHELD	ABSTAIN
3.	Ratification of Deloitte & Touche LLP as independent auditors for 2006.	☐	☐	☐

Mark box at right if you plan to attend the Annual Meeting ☐

Signatures: _________________ Date: ___________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

_____________________________________________________________________________

Calgon Carbon Corporation

Please sign, date and return your proxy in the enclosed envelope